Exhibit 23.1

AUDITORS’ CONSENT

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of the company, Registration No. 333-116350, of our report dated January 29, 2004 relating to the financial statements, which appears in the company’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS
Calgary, Canada
June 22, 2004